Exhibit 10.1

Final

ESCROW AGREEMENT

THIS AGREEMENT dated as of the 21st day of December 2004.

BETWEEN:

The parties listed in Schedule A

(the “Warrantors”.)

- and -

Activcard Corp.

(a corporation registered in the State of Delaware, USA

whose registered address is at 6623, Dumbarton Circle, Fremont, California 94555, USA)

(the “Purchaser”)

- and -

Osborne Clarke

a partnership, of One London Wall, London EC2Y 5EB

(the “Escrow Agent”)

RECITALS

1. The Purchaser proposes to acquire all the issued and to be issued Ordinary shares of £0.01 each in the share capital of the Company (the “Ordinary Shares”) and all the issued and to be issued “A” Shares of £0.01 each in the share capital of the Company (“A Shares” and, together with the Ordinary Shares, the “Shares”) in the share capital of Aspace Solutions Limited (the “Company”) not already owned by it under the terms of an agreement (the “Acquisition Agreement”) dated December 2004 among (1) the Vendors and (2) the Purchaser.

2. The Purchaser has agreed to purchase the Shares in reliance upon the Warranties and Indemnities given by the Warrantors set out in the Acquisition Agreement.

3. Terms defined in the Acquisition Agreement shall have the same meaning, unless the context requires otherwise, in this Agreement.

4. Pursuant to the Acquisition Agreement, the Purchaser will issue inter alia, to the Warrantors, certain amounts of its common stock of par value $0.001, (the “Consideration Shares”), in partial consideration for the Shares. Schedule A sets out against each Warrantor’s name the number of Consideration Shares receivable by that Warrantor and the number of Deposited Securities (as defined below) to be held on behalf of that Warrantor subject to the escrow arrangements set out in this Agreement. As to the remainder of the consideration payable for the Shares, the Purchaser will (subject to the terms and conditions of the Acquisition Agreement) pay the Cash Consideration to the Vendors and Schedule A sets out the amount of the Cash Consideration receivable (subject to the terms and conditions of the Acquisition Agreement) by each Warrantor and the amount of the Deposited Cash (as defined below) to be held on behalf of that Warrantor subject to the escrow arrangements set out in this Agreement.

5. Within ten (10) Business Days after the respective dates on and to the extent to which the Purchaser becomes obliged to issue and allot the Consideration Shares to the Warrantors pursuant to and in accordance with Clauses 3.1 and 3.2 of the Acquisition Agreement, certificates representing those Consideration Shares which must be deposited with the Escrow Agent pursuant to clause 3.3 of the Acquisition Agreement will be deposited by the Purchaser on behalf of the Warrantors with the Escrow Agent (the “Deposited Securities”). Additionally, within the same period after the date of this Agreement, each of the Warrantors shall deliver to the Escrow Agent a duly executed form of stock transfer or stock power with respect to the Deposited Securities, in such form as the Escrow Agent or the Purchaser may reasonably request so as to enable the Escrow Agent to deal with and satisfy claims (if any) for a partial release only of Deposited Securities pursuant to and in accordance with Part 3 of this Agreement. The Escrow Agent shall not be obliged to make any partial release of any Deposited Securities to a Warrantor who has failed to provide such duly executed stock power or transfer form. The Escrow Agent shall hold all such stock power or transfer forms as stakeholder pursuant to the terms of this Agreement.

6. On the respective dates on and to the extent to which the Purchaser becomes obliged to pay the Cash Consideration to the Vendors pursuant to and in accordance with Clauses 3.1 and 3.2 of the Acquisition Agreement, the Purchaser shall pay to and deposit with the Escrow Agent on behalf of the Warrantors pursuant to and in accordance with Clause 3.3 of the Acquisition Agreement the amounts of Cash Consideration becoming due to the Warrantors (the “Deposited Cash”).

7. The parties have entered into this Agreement to provide for the escrow of the Deposited Securities and the Deposited Cash.

8. The foregoing recitals are made by the Warrantors and the Purchaser and not by the Escrow Agent.

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties covenant and agree as follows:

PART 1 - APPOINTMENT

1.01 Appointment of Escrow Agent. The Warrantors and the Purchaser hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to act as Escrow Agent to hold the property and rights herein mentioned as stakeholder, in accordance with the terms and conditions of this Agreement.

PART 2 - ESCROW OF DEPOSITED SECURITIES AND DEPOSITED CASH

2.01 Escrow of Deposited Securities. On receipt of the certificates representing the same, the Escrow Agent will hold the Deposited Securities in escrow and undelivered to the Purchaser and the Warrantors and, subject to the provisions of Part 3 herein, the Escrow Agent is hereby irrevocably authorized and directed to release and deliver the Deposited Securities to the Warrantors in the proportions to which they are entitled to them pursuant to Clause 3.2 of the Acquisition Agreement on or as soon as reasonably practicable following March 31, 2006 (hereinafter referred to as the “Release Date”).

2.02 No Transfer of Deposited Securities. So long as any Deposited Securities remain subject to escrow in accordance with the provisions of this Agreement, each of the Warrantors hereby agrees not to sell, transfer, assign, pledge, mortgage, charge or otherwise dispose of or grant any security interest over his Deposited Securities or any interest therein in whole or in part or enter into any arrangement or agreement, or otherwise purport, to do so.

2.03 Rights of Ownership of Deposited Securities. Any income, additional securities and rights or proceeds (other than by way of cash) received by the Escrow Agent with respect to the Deposited Securities, while such Deposited Securities are held in escrow under this Agreement, (the “Additional Escrow Property”) shall be deemed to have been received by the Warrantors and deposited into escrow by such Warrantors and shall be held in escrow in the same manner as the Deposited Securities relating thereto, and shall be considered as part of the Deposited Securities for purposes of administration of the escrow.

2.04 Escrow of Deposited Cash. On receipt of funds representing the same, the Escrow Agent will procure that the Deposited Cash is credited to an interest-bearing deposit account with its bank (the “Cash Account”) and will hold the same in escrow and undelivered to the Purchaser and the Warrantors and, subject to the provisions of Part 3 herein, the Escrow Agent is hereby irrevocably authorised and directed to release and pay the Deposited Cash to the Warrantors in the proportions to which they are entitled to it pursuant to clause 3.2 of the Acquisition Agreement on or as soon as reasonably practicable following the Release Date.

2.05 No Transfer of Deposited Cash. So long as any Deposited Cash remains subject to escrow in accordance with the provisions of this Agreement, each of the Warrantors hereby agrees not to sell, transfer, assign, pledge, mortgage, change or otherwise dispose of or grant any security interest over his Deposited Cash in whole or in part or enter into any arrangement or agreement, or otherwise purport, to do so.

2.06 Rights of Ownership of Deposited Cash. Any interest, additional income and other rights and proceeds by way of cash received by the Escrow Agent with respect to the Deposited Securities or the Deposited Cash, while such Deposited Cash is held in escrow under this Agreement (the “Additional Escrow Cash”) shall be deemed to have been received by the Warrantors and deposited into escrow by such Warrantors and shall be held in escrow in the same manner as the Deposited Cash relating thereto and shall be considered as part of the Deposited Cash for the purposes of administration of the escrow.

2.07 Voting Rights. The Warrantors shall be entitled to direct the Escrow Agent (at their expense) to exercise or, as may be required, concur in the exercise of, all voting and other rights attaching to the Deposited Securities and the Additional Escrow Property from time to time and at all times while such Deposited Securities and the Additional Escrow Property are still held in escrow pursuant to this Agreement.

PART 3 – SATISFACTION OF CLAIMS

3.01 Without prejudice to the other clauses in this Part 3, prior to the Release Date, the Purchaser shall, pursuant to Clause 14.12 of the Acquisition Agreement, have the right to satisfy the amount of any Claim or other claim under the Acquisition Agreement against a Warrantor (whether in his capacity as a Warrantor or otherwise) by set-off or otherwise, as appropriate, in such manner as the Purchaser may elect as permitted by law, against the Deposited Cash and/or the Deposited Securities held by the Escrow Agent in respect of that Warrantor (an “Escrow Claim”). Accordingly, no Deposited Cash or Deposited Securities shall be released to that Warrantor prior to the Release Date unless the Purchaser shall give its prior written consent in its absolute discretion. The Deposited Cash and the Deposited Securities, together with all Additional Escrow Property and Additional Escrow Cash (the aggregate thereby being the “Deposited Funds”), shall be held by the Escrow Agent in respect of that Warrantor until either:

(a) the amount of the liability of the relevant Warrantor with respect to any Escrow Claim made by the Purchaser on or before the Release Date, such amount either having been agreed upon by the Purchaser and the relevant Warrantor in writing or having been finally determined in accordance with clause 3.05 (the “Specified Amount”), when the terms of clause 3.02 or 3.03 shall apply (as the case may be); or

(b) the Release Date when, subject to the provisions of clause 3.04, the Escrow Agent is hereby irrevocably instructed to release the Deposited Funds (or so much of them as remains after the operation of the provisions of this Agreement) held in respect of a Warrantor, to the relevant Warrantor.

3.02 If the Escrow Agent receives prior to the Release Date a disbursement certificate in substantially the form attached hereto as Exhibit A (a “Disbursement Certificate”), executed by a Warrantor or the Warrantors’ Representative in respect of more than one Warrantor and a duly authorized representative of the Purchaser notifying a Specified Amount in respect of the relevant Warrantor(s) and such Specified Amount is equal to or greater than the Deposited Funds held in respect of the relevant Warrantor(s), then the Escrow Agent is hereby irrevocably instructed to release the Deposited Funds held in respect of the relevant Warrantor(s) to the Purchaser.

3.03 If the Escrow Agent receives prior to the Release Date a Disbursement Certificate, executed by the Warrantors or the Warrantors’ Representative in respect of more than one Warrantor and a duly authorized representative of the Purchaser notifying a Specified Amount in respect of the relevant Warrantor(s) and such Specified Amount is less than the amount of the Deposited Funds held in respect of the relevant Warrantor(s), then the Escrow Agent is hereby irrevocably instructed to release such part of the Deposited Cash and (if so required by reason of the quantum of the Specified Amount) the Deposited Securities (in each case, held in respect of the relevant Warrantor(s)) as is equal to such Specified Amount to the Purchaser, together with such proportion of the Additional Escrow Cash and Additional Escrow Property as proportionately relates to such principal Specified Amount. All such releases shall be of Deposited Funds in accordance with Clause 3.10. The remainder of the Deposited Funds shall be re-lodged or continue to be held in escrow by the Escrow Agent pursuant to the provisions of this Part 3 until either another Escrow Claim is duly made or the Release Date, whichever shall occur earlier, and the terms of this Part 3 shall apply thereto.

3.04 If any bona fide Escrow Claim made by the Purchaser on or before the Release Date has not been agreed in writing or finally determined as at the Release Date, then (subject to Clause 3.07) the Deposited Funds held in respect of the relevant Warrantor(s) shall not be released by the Escrow Agent until the relevant Warrantors’ liability (if any) for the Escrow Claim and the Specified Amount of such Escrow Claim has been agreed by the Purchaser and the relevant Warrantor(s) in writing or finally determined, whereupon:

(a) if the Specified Amount so agreed is equal to or greater than the Deposited Funds held in respect of the relevant Warrantor(s), then the Escrow Agent is hereby irrevocably instructed to release the Deposited Funds held in respect of the relevant Warrantor(s) to the Purchaser; or

(b) if the Specified Amount so agreed or determined is less than the Deposited Funds held in respect of the relevant Warrantor(s), then the Escrow Agent is hereby irrevocably instructed to release to the Purchaser such amount as shall be equal to the Specified Amount and to release the balance of the Deposited Funds held in respect of the relevant Warrantor(s) to the relevant Warrantor(s).

3.05 For the purposes of this Part 3, an Escrow Claim shall be deemed to be finally determined:

(a) in the case of a Non-Tax Claim, if and when judgment has been given by a court of competent jurisdiction from which there is no right of appeal or the time limit for appeal has expired without the relevant Warrantor or Purchaser appealing; or

(b) in the case of a Tax Claim, if and when determined by the General Commissioners of Inland Revenue, the Special Commissioners of Inland Revenue or Value Added Tax Tribunal or any equivalent forum in the United Kingdom or any other relevant jurisdiction unless no appeal to any such body from the decision of the Taxation Authority or court of first instance has been made by the relevant Warrantor or the Purchaser or the Group Company on their instructions (as the case may be) within the period in which any appeal may properly be brought, when the determination of the Taxation Authority or court of first instance is deemed to be the final determination of the claim.

3.06 Upon any such Escrow Claim as is referred to in Clause 3.04 being agreed or finally determined in accordance with Clause 3.05, the relevant Warrantor or Warrantors’ Representative (in respect of more than one Warrantor) and a duly authorized representative of the Purchaser shall immediately deliver to the Escrow Agent a Disbursement Certificate, duly executed by them and on receipt of the same the provisions of clause 3.03 shall apply thereto.

3.07 If at any time after a payment from escrow has been deferred beyond the Release Date pursuant to Clause 3.04, the Purchaser decides to withdraw in whole or in part the Escrow Claim which gave rise to such deferral, payment of the relevant amount no longer claimed shall be made as soon as practicable to the relevant Warrantor and the Escrow Agent is hereby irrevocably instructed and authorised accordingly.

3.08 The Escrow Agent shall also release the Deposited Funds, or relevant portions thereof, to the appropriate party:

(a) upon receipt by the Escrow Agent of a certified copy or original of an order, direction, decree or judgment of any Court of competent jurisdiction requiring or authorizing the Escrow Agent so to do (whether pursuant to a Claim or otherwise); or

(b) if the Escrow Agent is otherwise required by any applicable law or regulation to do so.

3.09 Any fraction of a Deposited Security shall be ignored in calculating those Deposited Securities that shall remain in or be released from escrow. For the purposes of this Agreement the Deposited Securities shall have the same value as attributed to the Consideration Shares for the purposes of the Acquisition Agreement. In assessing the value in United States Dollars an Escrow Claim, the Escrow Agent shall translate Pounds Sterling into United States Dollars at the Exchange Rate.

3.10 The rights granted to the Purchaser in this Part 3 are, as in relation to the Vendors and the Warrantors, in addition to and not in substitution for any other rights, remedies and powers available to the Purchaser with respect to any Escrow Claim which it may have against the

Vendors and/or Warrantors provided, however, that Purchaser shall first make an Escrow Claim and exhaust first the Deposited Cash and Additional Escrow Cash and secondly the Deposited Securities and Additional Escrow Property prior to seeking remedies directly against any of the Warrantors.

3.11 The Escrow Agent shall bear no responsibility for any release of Deposited Securities occurring after an Escrow Claim arises if it has not received notice of a bona fide Escrow Claim (a “Notice”) prior to the Release Date. The Escrow Agent shall further not be required to undertake any enquiries of any nature or use its own discretion to determine if any Escrow Claim is bona fide or has been made in good faith and for no improper purpose, but shall be permitted to rely solely on a Notice from the Purchaser (or absence thereof) as described herein. No Notice shall be effective unless actually received by the Escrow Agent.

3.12 Upon the release to the Purchaser of any Deposited Funds, the Warrantor who deposited such Deposited Funds shall cease to have any ownership interest of any nature in them and the Warrantor shall do such acts and things and execute such documents as the Purchaser may require in order to extinguish such Warrantor’s beneficial or other ownership interest in them (including, without limitation, executing such instruments of transfer as the Purchaser may require to register such securities in the name of any person the Purchaser may wish). If any Warrantor shall fail to do or execute any such requisite things, each Warrantor hereby irrevocably appoints the Purchaser as its due and lawful attorney and agent with all powers available at law to do so on his behalf (including but without limit the ability to give a receipt and good discharge to any third party, who shall not be obliged to enquire any further into title to the relevant Deposited Funds). Without prejudice to the foregoing, the Purchaser may, subject to applicable law, buy back, cancel, redeem or surrender any such securities for nil or nominal consideration or subject to such terms as the Purchaser may require or hold them in treasury.

PART 4 - GENERAL

4.01 Fees and Expenses. The fees and expenses of the Escrow Agent incurred in the course of performing its responsibilities hereunder will be paid by the Purchaser upon receipt of a written invoice by the Escrow Agent. Each of the Purchaser and the Warrantors shall bear their own costs and expenses incurred in connection with any dispute over the distribution of the Deposited Funds or the validity of an Escrow Claim.

4.02 Rights, Duties and Liabilities of Escrow Agent. The acceptance by the Escrow Agent of its duties and obligations under this Agreement is subject to the following terms and conditions, which the parties to this Agreement hereby agree are reasonable in the circumstances and will govern the rights, duties and liabilities of the Escrow Agent:

(a)	the Escrow Agent will not be responsible or liable in any manner whatever for the correctness, sufficiency, genuineness, or validity of any security deposited with it or enforceability of any rights in relation thereto;

(b)	the Escrow Agent will not be responsible or liable in any manner whatsoever for acting upon any Notice or other written notice, request, waiver, consent, receipt, statutory declaration, or other paper or document furnished to it and signed by the Purchaser and/or any Warrantor and/or the Warrantors’ Representative pursuant to the Acquisition Agreement, not only as to the due execution of such document and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information contained in it, which the Escrow Agent in good faith believes to be valid, and the Escrow Agent shall have no obligation to make any determination as to the validity of any such document;

(c)	except for acts of proven (that is, admitted or adjudicated by a court or tribunal of competent jurisdiction) negligence or willful misconduct, the Escrow Agent shall not be liable for any act done or step taken or omitted by it, or for any mistake of fact or law; and

(d)	the Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing and signed by the Purchaser and the Warrantors, and it shall have given its prior written consent thereto.

4.03 Deposit. The Escrow Agent shall have the right at any time to deposit the Deposited Securities with a custodian authorised under the Financial Services and Markets Act 2000 or with any other person approved by the Court, all of which shall be at the expense of the Purchaser. The Escrow Agent shall give written notice of any such deposit to the other parties as soon as reasonably practicable after such deposit is made.

4.04 No Agency or Conflict. Each of the Warrantors and the Purchaser acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience and the Escrow Agent shall not be and shall not be deemed to be the agent of the Warrantors or the Purchaser or the Warrantors’ Representative in respect of the escrow herein referred to. The Escrow Agent shall not be liable to the Warrantors or the Purchaser or the Warrantors’ Representative for any error in judgment or for any act or omission on its part in respect of the escrow arrangements herein referred to unless such error in judgment, act or omission involves proven negligence or willful misconduct. Without prejudice to the generality of the foregoing, the Warrantors acknowledge that the Escrow Agent is a legal adviser to the Purchaser and each of them hereby irrevocably consents to the Escrow Agent acting for the Purchaser in relation to any Claim or other claim under the Acquisition Agreement and otherwise in connection with any dispute arising out of the Acquisition Agreement or any matters arising in connection with the same (including, without limitation, against the Warrantors) should the Purchaser so require.

4.05 Indemnity. Each of the Warrantors jointly and severally and separately the Purchaser agrees to indemnify and hold the Escrow Agent, as well as its respective partners, officers,

employees and agents harmless from and against all costs, claims, demands, actions, suits, proceedings, liabilities, losses (including (but without limitation) those from third parties) and expenses of whatsoever nature, including (but without limitation) solicitor’s fees and disbursements incurred in connection with or arising from the performance of the Escrow Agent’s duties or rights hereunder; provided that this indemnity shall not extend to actions or omissions taken or suffered by the Escrow Agent involving proven negligence or willful misconduct on the part of the Escrow Agent. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

4.06 Fees. The Escrow Agent’s fees shall be paid by the Purchaser within 30 days of receipt of an invoice therefor in respect of all the Escrow Agent’s proper accounts for time, disbursements and applicable goods and taxes relating to the performance by the Escrow Agent of its duties or rights hereunder or other work incidental to or contemplated pursuant to the terms of this Agreement.

4.07 Limitation on Duties. It is understood and agreed that the Escrow Agent’s only duties and obligations in respect of the Deposited Funds are expressly set out in this Agreement. The Escrow Agent shall have the right to consult with separate legal advisors of its own choosing (if it reasonably deems such consultation advisable) and the costs of doing so shall be paid in accordance with clauses 4.01 and 4.06 above and shall not be liable for any action taken, suffered or omitted to be taken by it if the Escrow Agent acts in accordance with the advice of such counsel. The Escrow Agent shall be protected if it acts upon any written or oral communication, Notice, other notice, certificate or other instrument or document believed by the Escrow Agent to be genuine and to be properly given or executed without the necessity of verifying the truth or accuracy of the same or the authority of the person giving or executing the same.

4.08 Resignation of the Escrow Agent. The Escrow Agent may, at any time, resign its obligations under this Agreement and be discharged from all further duties and liabilities hereunder by giving the other parties hereto at least 14 days’ notice in writing of its intention to resign or such shorter notice as the Warrantors’ Representative and the Purchaser may accept as sufficient. The Warrantors and the Purchaser agree that they shall forthwith upon receipt of such notice appoint a new stakeholder to act in the place and instead of the Escrow Agent and, if they fail to agree on such appointment, the Warrantors’ Representative, the Purchaser or the Escrow Agent may apply to the Court for the appointment of a new stakeholder. Upon any new appointment, the new stakeholder will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent and such new stakeholder shall enter into an agreement with the Warrantors and the Purchaser agreeing to be bound by all of the provisions of this Agreement.

4.09 Discharge from Duties. Upon receiving or disposing of the Deposited Securities in accordance with the provisions of this Agreement, the Escrow Agent shall be relieved and discharged from all claims and liabilities relating to the Deposited Securities (without prejudice to any subsisting claims for proven negligence or willful misconduct) and the Escrow Agent shall not be subject to any claims made by or on behalf of any party hereto.

4.10 Termination of Agreement. This Agreement and the obligations of the Escrow Agent will terminate upon the delivery of any remaining Deposited Funds by the Escrow Agent either to the Warrantors’ Representative on behalf of the Warrantors or to the Purchaser in accordance with the provisions of this Agreement.

4.11 Amendment or Cancellation. This Agreement may only be amended or modified by an agreement in writing signed by all of the parties hereto.

4.12 Notices. All notices requests demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if delivered by hand or sent by facsimile transmission to the following address or facsimile numbers, as the case may be:

To the Warrantors/Warrantors’ Representative:		c/o Maclay Murray & Spens

	Attention:	“Urgent
For the attention of Jonathan Brooks”

	Fax:	020 7600 00992

To The Purchaser:		Activcard Corp.
	Attention:	“Urgent
For the attention of R. Bhargava, CFO”

	Fax:	001 510 574 0139

To the Escrow Agent:	Osborne Clarke
One London Wall
London EC2Y 5EB

Attention: Head of Corporate Group

Fax: 020 7105 7001

or to such other address or facsimile number as may be given in writing by the parties. Any such notice will be deemed to have been received, if delivered by hand, on the date of delivery and, if sent by facsimile transmission, on the day following transmission save that any such notice to the Escrow Agent will not be deemed to have been received until actually received.

4.13 Binding Agreement. This Agreement will bind and benefit each of the parties and their respective heirs, legal personal representatives, successors and assigns.

4.14 Further Assurances. The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement, including any adjustment to the number of Deposited Securities by reason of any subdivision, consolidation, reclassification or other change made to the Consideration Shares.

4.15 Entire Agreement. The provisions of this Agreement and the Acquisition Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all previous expectations, understandings, communications, warranties, representations and agreements, whether verbal or written, among the parties with respect to the subject matter of this Agreement.

4.16 Severability. If any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired by such invalidity, illegality, or unenforceability in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired by such holding.

4.17 Headings. The headings of the Parts and clauses of this Agreement are inserted for convenience only and will not affect the construction of this Agreement.

4.18 References to clauses. Unless otherwise stated, a reference in this Agreement to a numbered or lettered clause refers to the clause bearing that number or letter in this Agreement.

4.19	Time of the Essence. Time will be of the essence of this Agreement.

4.20 Counterparts. This Agreement may be executed in any number of Counterparts signed by one or more of the parties.

4.21 Contracts (Rights of Third Parties) Act 1999. Unless expressly provided in this Agreement, no term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

4.22 Separation of Assets. The Escrow Agent undertakes to the Warrantors and the Purchaser that the Deposited Funds shall be segregated from the other assets of the Escrow Agent.

4.23 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of England and Wales and all parties hereby irrevocably submit to the exclusive jurisdiction of the Courts of England and Wales.

IN WITNESS of which each of the parties has duly executed and delivered this Agreement as a Deed.

Executed as a Deed by
on behalf of Activcard Corp.
in the presence of:

Duly executed as a Deed by	)
Steven Keohane	)
in the presence of:	)	_______________________________________

Duly executed as a Deed by	)
Paul Ryder	)
in the presence of:	)	_______________________________________

Duly executed as a Deed by	)
Julian Lovelock	)
in the presence of:	)	_______________________________________

Duly executed as a Deed by	)
William Tompkins	)
in the presence of:	)	_______________________________________

Duly executed as a Deed by	)
Colin Fisher	)
in the presence of:	)	_______________________________________

Partner, for and on behalf of Osborne Clarke

[NOTE: Pursuant to Item 601(b)(2) of Regulation S-K, the registrant has omitted Exhibit A and Schedule A to this Agreement, which are referred to elsewhere in this Agreement. Upon the request of the Securities and Exchange Commission (the “Commission”), the registrant will supplementally furnish the Commission with a copy of either such schedule or exhibit.]